UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2025

Data I/O Corporation
(Exact name of registrant as specified in its charter)

Washington	0-10394	91-0864123
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6645 185th Ave. N.E., Suite 100, Redmond, WA 98052
(Address of principal executive offices, including zip code)

(425) 881-6444
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act    ☐

Items reported in this filing:

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 7.01 Regulation FD Disclosure

Item 9.01 Financial Statements and Exhibits

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 11, 2025, it was announced that Data I/O Corporation (the “Company”) has appointed Charles DiBona, 60, as its Vice President and Chief Financial Officer, Secretary and Treasurer effective August 11, 2025.  Todd Henne has stepped down from his role as Interim Chief Financial Officer, effective at the time of Mr. DiBona’s appointment, but will remain with the Company for a brief period to ensure a smooth transition.

Mr. DiBona was previously an advisor for Private Liquidity Partners since July 2024, and is the founder of Synchronic Consulting, providing interim and fractional Chief Financial Officer (“CFO”) and advisory services since June 2024.  Prior to that, Mr. DiBona had served as CFO of LabVantage Solutions, Inc, from 2022 to 2023, where he oversaw financial operations and strategic initiatives for the company and led acquisition strategies to expand market presence and enhance product offerings and established robust cross-departmental policies to increase efficiency, controls, & compliance. From 2016 to 2022, Mr. DiBona served as CFO of Unify Square, Inc. where he delivered comprehensive financial leadership, directed global financial strategy and operations, and was instrumental in the Unify Square Inc.'s lucrative acquisition by Unisys Corp.  Previous to this, Mr. DiBona worked as a Partner/Chief Investment Analyst and Executive Director/Portfolio Fractional CFO of Tresoro Ventures & Tresoro Labs, LLC and also as a General Manager at Microsoft Corporation. Mr. DiBona holds a Master of Business Administration degree from Harvard Business School and an A.B. in Economics, Magna Cum Laude from Harvard University.

On August 8, 2025, Mr. DiBona and the Company entered into the Executive Employment Agreement outlining the material employment arrangements, which includes, among other items: a base salary of $350,000; participation in the Company’s Management Incentive Compensation Plan; an incentive compensation target of 50% of base salary; and an inducement grant of 100,000 Restricted Stock Units effective on the first day of the month following his employment and vesting annually over 3 years.  The equity grant is made under and pursuant to the terms of the Data I/O Corporation 2023 Omnibus Incentive Compensation Plan and was approved by the Compensation Committee of the Company. A copy of the Executive Employment Agreement is furnished herewith as Exhibit 10.0 in this current report.

There were no arrangements or understandings pursuant to which Mr. DiBona was selected as an officer. There were no related party transactions to report between Mr. DiBona and the Company.

Item 7.01 Regulation FD Disclosure

On August 11, 2025, the Company issued a press release entitled “Data I/O Announces Appointment of Charles DiBona as Chief Financial Officer”, attached hereto as Exhibit 99.0.

The information contained in the press release attached hereto is being furnished and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.0	Executive Employment Agreement
99.0	Press Release: Data I/O Announces Appointment of Charles DiBona as Chief Financial Officer

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Data I/O Corporation

August 12, 2025	By:	/s/ William Wentworth
William Wentworth President and Chief Executive Officer

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